EXHIBIT 23(b)


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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cel-Sci Corporation on Form S-3 of our report dated December 20, 2001, appearing in the Annual Report on Form 10-K of Cel-Sci Corporation for the year ended September 30, 2001, in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

McLean, VA
July 25, 2002

















Cel-Sci S-3 July 2002